VICON FIBER OPTICS CORP.
                               90 Secor Lane
                       Pelham Manor, New York 10803


                                 NOTICE OF
                      ANNUAL MEETING OF SHAREHOLDERS


                               To be held on
                           Tuesday, June 2, 1998



April 30, 1998


Notice is hereby given that the Annual Meeting of Shareholders of Vicon Fiber Optics Corp., (the "Company"), will be held at the Ramada Plaza Hotel, One Ramada Plaza, New Rochelle, New York 10801, on Tuesday, June 2, 1998. The meeting will commence at 11:00 a.m. and will be held for the following purposes:

    1.  To elect eight directors for the ensuing year;

    2. To ratify the appointment of auditors to examine the Company's accounts for the year 1998;

    3. To act upon such other matters as may properly come before the meeting.

Holders of common shares of record at the close of business on April 30, 1998 will be entitled to vote with respect to this solicitation.

You are cordially invited to attend the meeting.

By Order of the Board of Directors,



Les Wasser
Secretary

                         VICON FIBER OPTICS CORP.
                               90 Secor Lane
                       Pelham Manor, New York 10803


April 30, 1998


                              PROXY STATEMENT

This proxy is solicited by the Board of Directors of Vicon Fiber Optics Corp. (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, June 2, 1998, and at any adjournment or adjournments thereof. This proxy statement and the accompanying proxy card are first being mailed to Stockholders on or about May 5, 1998.

The Board of Directors has fixed the close of business on April 30, 1998 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting. As of such date, there were issued and outstanding 8,515,770 shares of Common Stock, each of which is entitled to one vote. The presence, in person or by properly executed proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

The accompanying proxy provides space for a Stockholder to abstain from voting for any or all nominees for the Board of Directors and to abstain from voting on any proposal if he or she chooses to do so. Directors are elected by a plurality of the votes cast and the ratification of the appointment of auditors requires the approval of a majority of the votes cast at the meeting. Abstentions (votes withheld) in connection with the election of one or more nominees for director will not be counted as votes cast for or against such nominees, and abstentions and "broker non-votes" will not be counted in determining the number of votes cast in connection with the ratification of the appointment of auditors.

A proxy may be revoked by a Stockholder at any time before it is voted at the Annual Meeting by (1) giving notice in writing of such revocation to the Secretary of the Corporation, (2) submitting another proxy bearing a later date, or (3) voting in person at the Annual Meeting. Unless so revoked, the shares represented by a properly signed proxy will be voted at the Annual Meeting as specified by the Stockholder. If a proxy is properly signed and returned and no specification is made, the shares represented thereby will be voted FOR: (1) the election of all nominees for director (Proposal 1); (2) FOR the ratification of the appointment of auditors (Proposal 2).

                                PROPOSAL 1

                           ELECTION OF DIRECTORS


General Information

Unless authority to vote is withheld, it is the intention of the persons named in the enclosed form of proxy to vote shares covered by valid proxies in favor of the election of the eight persons named below. All of the directors will, if elected, hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. All of the nominees have indicated a willingness to serve as directors, but if any nominee becomes unable or unwilling to serve prior to the Annual Meeting, which is not anticipated, the persons named in the proxy will vote for the election of a replacement as recommended by the Board of Directors. The By-Laws of the Company, which provided for a maximum of seven members on the Board of Directors, were amended by the Board at a special meeting on April 7, 1998, increasing the number to eight. Further, the By-Laws provide for the filing of vacancies or any newly created directorships by the Directors then in office.

The Board of Directors recommends a vote "FOR" the Nominees below.


NOMINEES FOR ELECTION AS DIRECTORS

Leonard Scrivo, Age 60: Chairman, Chief Executive Officer and President of the Company for more than the last five years. Has a Bachelor of Science degree from City College of NY. Studied Optical Engineering at the University of Rochester. Mr. Scrivo has over 30 years experience in executive management, design and marketing of fiber optic products. He also holds seven patents pertaining to fiber optics. He has been a consultant to the American Society for Gastro-intestinal Endoscopy committee for new instruments

Les Wasser, Age 54: Director, Secretary and Controller of the Company for more than the last five years. Bachelors and M.B.A. in Accounting and Taxation, Certified Public Accountant.

Michael Scrivo, Age 32: Director, Vice-President Operations. Elected to the Board on April 23, 1998, at a special meeting of the Board of Directors, to fill the vacancy created by the resignation of Stanley Youdelman. Employed by the Company since 1988. He has a Bachelor of Science in Economics and a Masters Degree in Industrial Management.

Allan Borkowski, Age 57: Director. Elected to the Board at a special meeting of the Board of Directors on April 23, 1998. Business and financial consultant for more than the past five years. Principal stockholder and President of ASB Consultants, Inc. a privately held business consulting firm. Since June, 1982 he has been Chairman and Chief Executive Officer of Optivest Technologies Corp., a privately held business development company. Formerly, Chairman of the Board of Selvac Corp. through June 1996 and Director of Mehl/ Biophile International Corp. until February 1997.

Robert J. Figliozzi, Age 60: Director. Elected to the Board at a special meeting of the Board of Directors on April 23, 1998. Executive Vice President of Mehl/ Biophile International Corp. since April 1997. August 1994 to April 1997, Vice President of World Fuel Corporation, an aviation and fueling services corporation listed on the New York Stock Exchange. Prior thereto he was Senior Managing Director and Director of Research of Stamford Securities Corporation, a brokerage firm and member of the New York Stock Exchange.

Michael J. Funke, Age 54: Director, Elected to the Board at a special meeting of the Board of Directors on April 23, 1998. Editor/Publisher of the MJF/Ruta Financial Newsletter. Private investment consultant and
financial advisor since 1992.   Consultant to the Company since July 1996.
Employed 1967-1992 by IBM in numerous management and consulting positions. MBA from The Wharton School.

Thomas E. Furey, Jr. Age 57 . Director, Elected to the Board at a special meeting of the Board of Directors on April 23, 1998. Employed by IBM since 1963. Presently worldwide general manager for technology development, architecture and implementation for the Olympic Games. Prior to this position he was general manager of IBM's Worldwide Network Computing Solutions Unit and has been a leader in the development of IBM's most advanced hardware and software systems.

Kenneth Zimmerman, Age 47. Director, Elected to the Board at a special meeting of the Board of Directors on April 23, 1998. Founder and Chief Executive Officer, President and sole stockholder of Kenar Enterprises, Ltd., a privately held women's apparel manufacturer and retailer for the past twenty-one years. Director of Chic by H.I.S., Inc. listed on the New York Stock Exchange.

Committees of the Board of Directors

The Board has established committees including the Audit Committee, Compensation and Stock Option Committee, Executive Committee and Acquisition Committee. The duties of the Compensation and Stock Option Committees are described below in the Report of the Compensation and Stock Option Committees. The Audit Committee recommends the appointment of the independent auditors, reviews the annual financial statements of the Corporation and reviews the scope and performance of the audit service provided by the independent auditors. The Acquisition Committee has been formed to seek out and review possible merger or acquisition situations that would be beneficial to the Company. There were three committee meetings held during 1997.

All directors in office during 1997 attended all of the meetings of the Board and committees in that year.

COMPENSATION OF DIRECTORS

The Board of Directors has the responsibility for establishing broad corporate policies and for overseeing the overall performance of the Company. The Corporation believes it must develop plans and programs which seek to enhance the profitability of the Corporation and increase shareholder value by closely aligning the financial interest of the Corporation's directors with those of the Corporation and its Stockholders.

Accordingly, the Board has adopted a program to attract new Directors who can achieve these goals and has issued warrants to newly elected Directors. Each new Director elected to the Board on April 23, 1998, at a meeting of the Board of Directors, in accordance with the by-laws of the Company has been issued warrants to purchase 250,000 shares of Common Stock at $1.00 per share. 100,000 of these warrants vest and are exercisable in the first year and the balance over a period of three years, subject to each Director remaining on the Board, and expire in five years.


EXECUTIVE COMPENSATION

Report of Compensation and Stock Option Committee
Regarding Executive Compensation

The Company's compensation programs are designed to provide executives with competitive earnings opportunity, by linking to the short-term and long-term performance of the Company and the sustained performance of the individual. Accordingly, the Company sets annual base salaries for these individuals below what it believes to be competitive levels, and uses longer term incentive compensation to reward officers and key employees for improving the Company' profitability and shareholder value.

The Compensation and Stock Option Committees, comprised of three directors, one of whom, the Chairman, is not an employee of the Corporation, reviews and evaluates management's performance and makes recommendations on salary increases and bonuses to the Board of Directors and administers the Corporation's 1997 Incentive Stock Option Plan. Since, during 1997, the entire Board of Directors served as standing Compensation and Stock Option Committees, recommendations of the Committees are simultaneously adopted by the Board of Directors.

The Board of Directors believes that its past compensation policies have successfully focused the Company's management on long-term success and increasing shareholder value.

Summary Compensation Table

A. The following tables sets forth cash or other compensation received by the Chief Executive Officer and the other most highly paid executive officers of the Company whose compensation exceed $100,000 for each of the last three fiscal years.

                            Annual Compensation  Long-Term Compensation
                                                 Restricted
                                                 Stock
Name and Principal Position Year   Total $ (1)   Awards ($)  Options (#)
Leonard Scrivo              1997        $101,481          0             0
President, C.E.O.           1996          92,944    $13,000        50,000
Chairmen of the Board (1)   1995          84,651          0             0

All Officers and Directors  1997         160,065          0             0
As a Group (1)              1996         150,958     21,000       130,000
(3 persons)                 1995         133,161          0             0

B.   Options granted during the last fiscal year: None

C.   Options exercised during the last fiscal year: None.

D.   Fiscal year end option values:

                                          Value of
                                          Unexercised in-
                           Unexercised    the-money
Name                       Options (#)    Options ($)
Leonard Scrivo                    50,000         $14,500
All Officers and Directors
as a Group (3 persons)           130,000         $49,500

(1)  See Certain Transactions for information on employment contracts.


                           CERTAIN TRANSACTIONS

In the last fiscal year there were no transactions between the Company and any affiliates, including officers, directors or holders of more than 5% of the outstanding common stock. On April 3, 1998, financial and management consulting agreements were entered into with Allan Borkowski and Robert
Figliozzi, both of whom were subsequently elected to the Board of

Directors. These agreements provide remuneration in the form of warrants for the purchase of 150,000 shares of common stock at $1.00 per share each, with 100,000 warrants exercisable in 1998 and 50,000 in 1999.

Employment contracts were entered into on April 7, 1998 between the Company and certain senior executives. An employment contract was executed with Leonard Scrivo, for a term of five years including a change of control clause with severance conditions. Employment contracts were executed with Les Wasser and Michael Scrivo for terms of three and five years, respectively. Each of the agreements provides for compensation at their current levels with annual minimum increases of 5% plus cost of living adjustments.


              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth information concerning the beneficial ownership of the Company's Common Stock for executive officers and each of the nominees for Director and for each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock as of March 31, 1998.


                                Shares
                             Beneficially
          Name                  Owned       Percent
 Leonard Scrivo               1,052,978      12.4
 Les Wasser                     165,000       1.9
 Michael Scrivo (1)             170,000       2.0
 Allan Borkowski (2)(3)         241,000       2.8
 Robert Figliozzi (2)                 0         0
 Michael J. Funke (6)            30,100       0.4
 Thomas E. Furey,Jr. (1)         20,000       0.2
 Kenneth Zimmerman (1)(4)        66,200       0.7
 Directors and Executive
 Officers as a Group          1,745,278      20.4

 Donald J. Unger  (5)           980,000      11.5
 Joseph Cooper                  557,478       6.8


(1) As of April 3, 1998, owns warrants exercisable in 1998 to purchase 100,000 shares of common stock.

(2) As of April 3, 1998, owns warrants exercisable in 1998 to purchase 200,000 shares of common stock.

(3) Includes 80,000 shares owned by members of his family in which Mr. Borkowski disclaims any beneficial interest.

(4) Includes 7,200 shares owned by members of his family in which Mr. Zimmerman disclaims any beneficial interest.

(5) Includes 200,000 shares owned by members of his family in which Mr. Unger disclaims any beneficial interest.

(6) As of April 3, 1998, owns warrants exercisable in 1998 to purchase 275,000 shares of common stock.


                                PROPOSAL 2

                  RATIFICATION OF APPOINTMENT OF AUDITORS

Subject to shareholder ratification, the Board of Directors has reappointed the firm of Sheft Kahn & Company, LLP, as the independent auditors to examine the Company's financial statements for the year 1998.

The firm of Sheft Kahn & Company, LLP has audited the Company's books annually since 1991, has offices convenient to where the Company operates, and is considered by the Board of Directors to be well qualified. If the Stockholders do not ratify the appointment of Sheft Kahn & Company, LLP, the appointment of other independent auditors will be considered by the Board of Directors.

A representative of Sheft Kahn & Company, LLP will attend the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.

The Board of Directors recommends that Stockholders vote "FOR" this proposal.


                                  GENERAL

A proposal submitted by a shareholder for action at next year's Annual Meeting of the Company must be received at the Company's principal executive office in Pelham Manor, New York, no later than January 25, 1999 in order to be eligible for inclusion in the Company's proxy statement for that meeting.

The Board of Directors is not aware of any other matters to be brought before the meeting, but in the event that other matters are presented, the persons named in the Board proxy will vote upon such matters in their discretion.

The Annual Report to Stockholders for fiscal year ended December 31, 1997 is also enclosed, but is not part of the proxy soliciting material.

The Company's Annual Report on Form 10-KSB of the Securities and Exchange Commission (without exhibits) will be provided without charge to stockholders upon written request to the Company at 90 Secor Lane, Pelham Manor, New York 10803.


SOLICITATION OF PROXIES

The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. The Company will bear all costs of distribution and solicitation of proxies, including the preparation, printing and mailing of the Notice of Annual Meeting of Shareholders, Proxy Statement, form of proxy, Annual Report to Shareholders, and business reply envelopes. The solicitation will be conducted principally by mail, although directors, officers and regular employees of the Company (at no additional compensation) may solicit proxies personally or by telephone or telefax. Brokers, nominees, fiduciaries and other custodians will be reimbursed their reasonable fees and expenses incurred in forwarding proxy materials to beneficial owners.


By Order of the Board of Directors




Les Wasser
Secretary